Exhibit 24(b)(8.14)

First Amendment

to the

Services Agreement

            WHEREAS, Aetna Investment Services, Inc. (“AISI”), Aetna Life Insurance and Annuity Company (“ALIAC”) (collectively, “Aetna”), and Bankers Trust Company (“Transfer Agent”), acting as agent for the registered open-end management companies listed on Schedule A hereto (each a “Fund” or collectively the “Funds”) have entered into an Agreement dated March 7, 2000;

            WHEREAS it is the desire of the Aetna to add an additional Fund as of the effective date of this amendment to the list of Funds appearing on Schedule A of the Agreement; and

            WHEREAS, as a result of the addition of such Fund, Schedule C of the Agreement setting forth those fees paid to Aetna by the Transfer Agent concerning the Funds for administrative services rendered by Aetna will be amended.

            NOW THEREFORE, in consideration of the above, the parties agree:

1.      That Schedule A is amended to include the addition of Deutsche Cash Management Fund – Institutional Shares.

2.      That Schedule C is amended to reflect that Aetna will not receive any administrative fees with respect to the Deutsche Cash Management Fund – Institutional Shares.

3.      The Agreement, as modified by this Amendment is ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment by their duly authorized officers effective as of July 1, 2000.

AETNA INVESTMENT SERVICES, LLC             AETNA LIFE INSURANCE AND
                                                                                    ANNUITY COMPANY

By    /s/ Laurie M. LeBlanc                                         By___/s/ Laurie M. LeBlanc

Name Laurie M. LeBlanc                                           Name__Laurie M. LeBlanc

Title Pursuant to delegation of authority                    Title___Vice President_______

         Dated 8/12/98

BANKERS TRUST COMPANY

By       /s/ Ross C. Youngman

Name   Ross C. Youngman

Title     Managing Director

Amendment 1.doc

SCHEDULE A

Investment Companies:

Current Fund Name	New Fund Name	Effective Date of Name Change
Investment Class
Deutsche Mid Cap – Investment Class
BT Investment Equity 500 Index	Deutsche Equity 500 Index Investment	04/30/2000
Deutsche Equity Appreciation – Institutional Class
Deutsche International Equity
BT Investment Lifecycle Long Range	Deutsche Lifecycle Long Range- Investment Class	07/31/2000
BT Investment Lifecycle Mid Range	Deutsche Lifecycle Mid Range – Investment Class	07/31/2000
BT Investment Lifecycle Short Range	Deutsche Lifecycle Short Range – Investment Class	07/31/2000
Deutsche Small Cap – Investment Class
BT Investment Quantitative Equity	Deutsche Quantitative Equity – Investment Class	04/30/2000
Deutsche Cash Management Fund – Institutional Shares

SCHEDULE C

Compensation:

For the services rendered or to be rendered under this Agreement, Transfer Agent shall pay ALIAC the following administrative fees:

             .xx of 1% per annum of the average daily aggregate net asset value of shares of the following
Funds, held by Plans during each month for which ALIAC provides administrative services:

                 BT Investment Equity 500 Index Fund[1]

            .xx of 1% per annum of the average daily aggregate net asset value of shares of the following
Funds, held by Plans during each month for which ALIAC provides administrative services:

                        Deutsche Equity Appreciation Fund – Institutional Class

                        Deutsche International Equity Fund

                        Deutsche Small Cap – Investment Class

                        Deutsche Mid Cap – Investment Class

                        BT Investment Funds - Lifecycle Long Range Fund [2]

                        BT Investment Funds - Lifecycle Mid Range Fund [3]

                        BT Investment Funds - Lifecycle Short Range Fund [4]

The administrative fee payable each month with respect to a Fund shall be an amount equal to the average daily net assets invested in such Fund during the quarter by Plans for which ALIAC provides administrative services multiplied by the applicable per annum rate described above multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is 365.

There will be no administrative fee associated with the Deutsche Cash Management Fund – Institutional Shares.

[1] Effective 4/30/00, to be renamed: Deutsche Equity 500 Index Fund.

[2] Effective 7/31/00, to be renamed: Deutsche Lifecycle Long Range Fund – Investment Class.

[3] Effective 7/31/00, to be renamed: Deutsche Lifecycle Mid Range Fund – Investment Class.

[4] Effective 7/31/00, to be renamed: Deutsche Lifecycle Short Range Fund – Investment Class.